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                                                                    Exhibit 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated November 30, 1994 on the combined financial statements of The Texas Microsystems Group (the Company) as of and for the years ended June 30, 1994 and 1993 (and to all references to our firm), included in this Form 10K. It should be noted that we have not audited any financial statements of the Company subsequent to June 30, 1994, or performed any audit procedures subsequent to the date of our report.



ARTHUR ANDERSEN LLP


Houston, Texas
September 26, 1995